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                                                                    Exhibit 23.1

                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in this Form 8-K/A of Dynamics Research Corporation of our report dated November 15, 2002 (except for
Note 15, as to which the date is December 20, 2002) with respect to the financial position of Andrulis Corporation at September 30, 2002 and 2001, and the results of operations and its cash flows for the years then ended and into Dynamic Research Corporation's previously filed Registration Statements on Form S-8 (File Nos. 333-59706, 333-47838, 333-02805, 33-68548 and 33-16320).

Argy, Wiltse, & Robinson

McLean, Virginia
March 3, 2003